SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 9, 2012


                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      0-54036                   26-4549003
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

670 E. Parkridge, Suite 112, Corona, California                   92879
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (877) 520-5005
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

     Effective April 9, 2012, the Company appointed Jarett Fenton, age 35, as the Chief Financial Officer of the Company.

     Since March 2011, Mr. Fenton has served as a Director at Orchid Capital Partners. Orchid Capital is a transaction and capital markets consultancy focused on helping small and mid-sized businesses raise funding and execute strategic transactions. From December 2005 to December 2010, Mr. Fenton served as Chief Financial Officer at Enova Systems. Enova designs and manufactures clean vehicle drive systems for heavy vehicle applications. Enova is a dual listed public company with active listings on NYSE Amex and London AIM. At Enova, Mr. Fenton solicited and managed an international investor base that included bulge bracket financial institutions, conglomerate pension funds, hedge funds, venture funds, and private capital sources. During his five year tenure, Mr. Fenton executed several multi tranche international equity raises of ~$50M. While at Enova, he oversaw a capital expenditure program of ~$30M, and managed high profile federal stimulus and incentive programs.

     From March 2003 through February 2007, Mr. Fenton served as the Chief Executive of the Clarity Group, a company he founded. The Clarity Group is a SEC reporting and corporate compliance consultancy. Mr. Fenton's primary responsibility was practice development and he eventually grew the company to include such clients as Countrywide Financial and PC Mall Inc., as well as smaller SEC registrants. From September 1998 to March of 2003, Mr. Fenton served as a Senior Associate in the Middle Market practice of PricewaterhouseCoopers in the Orange County, CA office. At PricewaterhouseCoopers Mr. Fenton facilitated audit engagements, worked on SEC reporting issues, controls assessments, client reporting, financial guidance interpretation and staff development. Mr. Fenton has a BA in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara and is a Certified Public Accountant in the State of California.

     Mr. Fenton is currently on contract from Orchid Capital Partners. Payments for Mr. Fenton's services as our Chief Financial Officer are in the amount of $5,000 per month. The contract is open ended and at will for both parties. The Board of Directors and Mr. Fenton are currently negotiating a long term cash and equity compensation plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012
                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/  Jeffrey S. Brain
                                           ------------------------------------
                                           Jeffrey S. Brain
                                           President and Chief Executive Officer

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